Registration Statement No. 333-178202

Filed pursuant to Rule 424(b)(3)

Amendment dated May 3, 2013 to

Pricing Supplement No. 6, dated December 2, 2011 and Pricing Supplement No.5, dated December 1, 2011 to Prospectus Supplement and Prospectus dated November 28, 2011 relating to the Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation)
Medium-Term Note Program

ELEMENTSSM

Linked to the Rogers International Commodity Index®

— Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between April 1, 2013 and May 1, 2013:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$3,000,000	84.182%	$2,525,460	April 9, 2013

Linked to the Rogers International Commodity Index®

— Agriculture Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between April 1, 2013 and May 1, 2013:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	87.595%	$875,950	April 12, 2013

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount Registered	Aggregate Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Notes offered as described above	$4,000,000	85.035%	$3,401,410	$463.95(1)

(1)           The registration fee is calculated in accordance with Rule 457(r) under the Securities Act.  As of the filing of this pricing supplement, there are unused registration fees of $19,827.65 that have been paid in respect of the securities covered by pricing supplements No. 6  and No. 5 under the registration statement on Form F-3 (No. 333-178202) of which these pricing supplements are a part. After giving effect to the registration fee for these offerings, $19,363.70 remain available for future offerings for the pricing supplements described above.